AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
SCHEDULE I - CONSOLIDATED SUMMARY OF INVESTMENTS
OTHER THAN INVESTMENTS IN RELATED PARTIES ($ thousands)
AS OF DECEMBER 31, 1996


----------------------------------------------------------------------------------------
Column A                               Column B        Column C           Column D

Type of Investment                       Cost           Value          Amount at which
                                                                        shown in the
                                                                        balance sheet
----------------------------------------------------------------------------------------
Fixed maturities:
    Held to maturity:
        United States Government and
          government agencies and
          authorities (a)          $      208,049  $       202,824   $          208,049
        States, municipalities and
           political subdivisions           3,003            3,128                3,003
        All other corporate bonds       1,045,091        1,061,995            1,045,091
                                     -------------  ---------------   ------------------
              Total held to maturity    1,256,143        1,267,947            1,256,143

    Available for sale:
        United States Government and
          government agencies and
          authorities (b)               1,177,626        1,181,505            1,181,505
        States, municipalities and
           political subdivisions               0                0                    0
        All other corporate bonds       1,045,831        1,060,942            1,060,942
                                     -------------  ---------------   ------------------
              Total available for sale  2,223,457        2,242,447            2,242,447

Mortgage loans on real estate             582,982        XXXXXXXXX              582,982
Other investments                           3,056        XXXXXXXXX                3,056
                                     -------------                    ------------------

              Total investments    $    4,065,638 $      XXXXXXXXX  $         4,084,628
                                     =============                    ==================

(a) - Includes mortgage-backed securities with a cost and market value of $194,513 and $188,873, respectively.
(b) - Includes mortgage-backed securities with a cost and market value of $1,175,960 and $1,179,902, respectively.

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
SCHEDULE V - VALUATION AND QUALIFYING ACCOUNTS ($ thousands)
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

---------------------------------------------------------------------------------------
      Column A         Column B                 Column C       Column D     Column E

                                               Additions
                                               --------------
                      Balance at                Charged to
    Description       Beginning    Charged to  Other Accounts- Deductions-  Balance at End
                      of Period Costs & Expenses  Describe      Describe    of Period
---------------------------------------------------------------------------------------
For the year ended
  December 31, 1996
------------------------------
Reserve for Mortgage Loans     $0       $2,370            $0           $0       $2,370
Reserve for Fixed Maturities   $9           $7            $0           $0          $16

For the year ended
  December 31, 1995
------------------------------
Reserve for Fixed Maturities   $0           $9            $0           $0           $9

For the year ended
  December 31, 1994
------------------------------
Reserve for Fixed Maturities  $77         ($77)           $0           $0           $0

                 Report of Independent Auditors


The Board of Directors
American Enterprise Life Insurance Company



We have audited the financial statements of American Enterprise Life Insurance Company (a wholly owned subsidiary of IDS Life Insurance Company) as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, and have issued our report thereon dated February 7, 1997 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in Item 24(b) of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.



Ernst & Young LLP
Minneapolis, Minnesota
February 7, 1997